EDISON BROTHERS STORES, INC.
                                  AMENDMENT AGREEMENT

                              Dated as of January 15, 1994


                  Re:      Note Agreements dated as of March 1, 1993

                                  TABLE OF CONTENTS

Section                       Heading                           Page
SECTION 1.        AMENDMENTS

Section 1.1.      Amendment of Section 5.8                      1
Section 1.2.      Amendment of Section 6.1                      2

SECTION 2.        MISCELLANEOUS

Section 2.1.      Representation by Company                     2
Section 2.2.      Execution in Counterparts                     2
Section 2.3.      Fees and Expenses                             2
Section 2.4.      Governing Law                                 2
Section 2.5.      Captions                                      3

Signature                                                       4

                             EDISON BROTHERS STORES, INC.

                                 AMENDMENT AGREEMENT


To the Institutions Named on
Schedule I Hereto

Ladies and Gentlemen:

     Reference is made to those certain separate Note Agreements, each dated as of March 1, 1993 (the "Note Agreements"), between Edison Brothers Stores, Inc., a Delaware corporation (the "Company"), and the Purchasers named in Schedule I attached thereto, under which $45,000,000 aggregate principal amount of 7.09% Series A Senior Notes due March 1, 2000, $60,000,000 aggregate principal amount of 7.52% Series B Senior Notes due March 1, 2003 and $45,000,000 aggregate principal amount of 8.04% Series C Senior Notes due March 1, 2008 of the Company (the "Notes") were originally issued.

     The Company hereby certifies that Schedule I hereto contains the names of all of the registered holders of all of the Notes outstanding on the date hereof under each of the Note Agreements.

     The Company desires to amend certain provisions of the Note Agreements and, upon the execution and delivery of this Amendment Agreement by the Company and the holders of at least 66-2/3% in aggregate principal amount of outstanding Notes, the following provisions of the various Note Agreements shall be amended as of the date hereof as follows:


SECTION 1.  AMENDMENTS.

     Section 1.1. Amendment of Section 5.8. Section 5.8 of each of the Note Agreements is hereby amended in its entirety so that the same shall henceforth read as follows:

               "Section 5.8. Fixed Charges Coverage Ratio.  The
          Company will keep and maintain the ratio of Net Income
          Available for Fixed Charges to Fixed Charges for:


               (a) each period of four (4) consecutive fiscal quarters up to and including the fiscal quarter ending
          October 30, 1993, at not less than 1.25 to 1.00;

               (b) the fiscal quarter ending January 29, 1994, at not less than 1.25 to 1.00;


                                               1

               (c)  each of the first three fiscal quarters
          during the fiscal years of 1994 and 1995, at not less than 1.00 to 1.00, except that if Consolidated Net Income during any of the first three fiscal quarters of fiscal years 1994 or 1995 is a net loss, the Company will keep and maintain a ratio of Net Income Available for Fixed Charges to Fixed Charges for the four (4) consecutive fiscal quarters ending with the fiscal quarter in which the loss occurs at not less than 1.10 to 1.00, if the loss occurs during any of the first three fiscal quarters of fiscal year 1994, or at not less than 1.175 to 1.00, if the loss occurs during any of the first three fiscal quarters of fiscal year 1995;

               (d)  the fourth fiscal quarters of fiscal years
          1994 and 1995, at not less than 1.25 to 1.00; and

               (e) each period of four (4) consecutive fiscal quarters beginning with the four (4) consecutive fiscal quarter period ending with the first fiscal quarter of fiscal year 1996, and thereafter, at not less than 1.25 to 1.00."

     Section 1.2. Amendment of Section 6.1. Section 6.1(f) of each of the Note Agreements is hereby amended in its entirety so that the same shall henceforth read as follows:

               "(f) (i) the Company shall fail to observe or perform any covenant or agreement contained in section 5.6 through section 5.11 or section 6.2 or (ii) Consolidated Net Income for each of any two consecutive fiscal quarters during the first three fiscal quarters of fiscal years 1994 or 1995 is a net loss and the loss reported for the second such consecutive fiscal quarter is greater than the loss reported for the fist such fiscal quarter; or"


SECTION 2.  MISCELLANEOUS.
      Section 2.1. Representation by Company. The Company hereby represents to each of you that on the date hereof and after giving effect to this Amendment Agreement, no Default or Event of Default (as such terms are defined in the Note Agreements) has occurred and is continuing.

     Section 2.2. Execution in Counterparts. Two or more duplicate originals of this Amendment Agreement may be signed by the parties hereto, each of which shall be an original but all of which together shall constitute one and the same instrument. This Amendment Agreement may be executed in one or more counterparts and will be effective (as of the effective date set forth below), when at least one counterpart has been executed by the Company and the holders of at least 66-2/3% in aggregate

                                          2

principal amount of outstanding Notes, and each set of counterparts which, collectively, show execution by each such party shall constitute one duplicate original.

     Section 2.3. Fees and Expenses. All fees and expenses relating to the subject matter of this Amendment Agreement, including, without limitation, all fees and expenses of special counsel to the holders of the Notes, shall be paid by the Company.

     Section 2.4. Governing Law. This Amendment Agreement shall be governed by and construed in accordance with Illinois law.

     Section 2.5. Captions. The descriptive headings of the various Sections or parts of this Amendment Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

     If this Amendment Agreement is satisfactory to you, please so indicate by signing the acceptance at the foot of a counterpart of this Amendment Agreement and return such counterpart to the Company, and upon receipt by the Company of counterparts of this Amendment Agreement executed by the holders of at least 66-2/3% in aggregate principal amount of outstanding Notes, each of the Note Agreements shall be amended as set forth above, but all other terms and provisions of the Note Agreements shall remain unchanged and are in all respects ratified, confirmed and approved. If and to the extent that any of the terms or provisions of the Note Agreements, as amended prior to the date hereof, are in conflict with or are inconsistent with any of the terms or provisions of this Amendment Agreement, this Amendment Agreement shall govern.

                                        3


This Amendment Agreement shall be effective as of January 15, 1994.


                           EDISON BROTHERS STORES, INC.
                           By /s/    Alan A. Sachs
                                     Its Executive Vice President


  Accepted and Agreed to:  PRINCIPAL MUTUAL LIFE INSURANCE COMPANY

                               By /s/    Stephen G. Skrivanek, Counsel
                               By /s/    Clint Woods, Counsel


                             CIGNA PROPERTY AND CASUALTY INSURANCE COMPANY

                                By CIGNA Investments, Inc.

                                By /s/    Claire M. Olstein
                                          Its Vice President


                                CONNECTICUT GENERAL LIFE INSURANCE COMPANY

                                By CIGNA Investments, Inc.

                                By /s/    Claire M. Olstein
                                          Its Vice President


                                CONNECTICUT GENERAL LIFE INSURANCE COMPANY,
                                  on behalf of one or more separate accounts

                                By CIGNA Investments, Inc.

                                By /s/    Claire M. Olstein
                                          Its Vice President


                                LIFE INSURANCE COMPANY OF NORTH AMERICA

                                By CIGNA Investments, Inc.

                                By /s/    Claire M. Olstein
                                          Its Vice President


                                ALLSTATE LIFE INSURANCE COMPANY

                                By /s/    Patricia W. Wilson
                                          Its Authorized Signatory

                                By /s/    Gary W. Fridley
                                          Its Authorized Signatory


                                FARMLAND LIFE INSURANCE COMPANY

                                By /s/    Jeffrey G. Milburn
                                          Its Attorney-In-Fact


                                FINANCIAL HORIZONS LIFE INSURANCE COMPANY

                                By /s/    Jeffrey G. Milburn
                                          Its Vice President
                                          Corporate Fixed-Income Securities


                                NATIONWIDE LIFE INSURANCE COMPANY

                                By /s/    Jeffrey G. Milburn
                                          Its Vice President
                                          Corporate Fixed-Income Securities


                                WEST COAST LIFE INSURANCE COMPANY

                                By /s/    Jeffrey G. Milburn
                                          Its Attorney-In-Fact


                                WOODMEN OF THE WORLD LIFE INSURANCE SOCIETY

                                By /s/    Donald Miller
                                          Its Assistant Vice President and
                                          Manager, Securities Department

                                By /s/    Michael J. Shay
                                          Its Portfolio Manager


                                GENERAL AMERICAN LIFE INSURANCE COMPANY

                                By /s/    Leonard M. Rubenstein
                                          Its Executive Vice President and
                                          Treasurer


                                NATIONAL LIFE INSURANCE COMPANY

                                By /s/    Scott Higgins
                                          Its VP - NLIMC


                                PROVIDENT MUTUAL LIFE INSURANCE COMPANY OF
                                  PHILADELPHIA

                                By



                                PROVIDENT MUTUAL LIFE AND ANNUITY COMPANY
                                  OF AMERICA

                                By


                                PROVIDENT MUTUAL LIFE INSURANCE COMPANY-
                                  GALIC

                                By


                                MODERN WOODMEN OF AMERICA

                                By /s/    G. E. Stoefen
                                          Its Director, Treasurer &
                                           Investment Manager


                                GUARANTEE MUTUAL LIFE COMPANY

                                By /s/    Steven A. Scanlan
                                          Its Senior Investment Officer -
                                          Securities

                                WOODMEN ACCIDENT AND LIFE COMPANY

                                By /s/    M. F. Wilder
                                          Its Senior Vice President and
                                          Treasurer


                                ATWELL & CO., AS NOMINEE FOR CENTURY LIFE OF
                                AMERICA

                                By /s/    Susan Paige


                                ATWELL & CO., AS NOMINEE FOR CUNA MUTUAL
                                INSURANCE SOCIETY

                                By /s/    Susan Paige

                                             4


                                 Composite Conformed Copy

                                            Of

                                  Edison Brothers Stores, Inc.
                                      Amendment Agreement


                                  Dated as of February 1, 1994

                                              Re:
                            Note Agreements Dated As of March 1, 1993

                                  TABLE OF CONTENTS

Section                       Heading                         Page No.
SECTION 1.          AMENDMENTS

Section 1.1.        Amendment of Section 5.8                  1
Section 1.2.        Amendment of Section 6.1                  2


SECTION 2.          MISCELLANEOUS

Section 2.1.        Representation by Company                 2
Section 2.2.        Execution in Counterparts                 2
Section 2.3.        Fees and Expenses                         3
Section 2.4.        Governing Law                             3
Section 2.5.        Captions                                  3

Signature                                                     4

                             Edison Brothers Stores, Inc.

                                 Amendment Agreement


To the Institutions Named on
Schedule I Hereto

Ladies and Gentlemen:

     Reference is made to those certain separate Note Agreements, each dated as of March 1, 1993, as amended by that certain Amendment Agreement dated as of January 15, 1994 (collectively, the "Note Agreements"), between Edison Brothers Stores, Inc., a Delaware corporation (the "Company"), and the Purchasers named in Schedule I attached thereto, under which $45,000,000 aggregate principal amount of 7.09% Series A Senior Notes due March 1, 2000, $60,000,000 aggregate principal amount of 7.52% Series B Senior Notes due March 1, 2003 and $45,000,000 aggregate principal amount of 8.04% Series C Senior Notes due March 1, 2008 of the Company (the "Notes") were originally issued.

     The Company hereby certifies that Schedule I hereto contains the names of all of the registered holders of all of the Notes outstanding on the date hereof under each of the Note Agreements.

     The Company desires to amend certain provisions of the Note Agreements and, upon the execution and delivery of this Amendment Agreement by the Company and the holders of at least 66-2/3% in aggregate principal amount of outstanding Notes, the following provisions of the various Note Agreements shall be amended as of the date hereof as follows:


Section 1.  Amendments.

     Section 1.1. Amendment of Section 5.8. Section 5.8 of each of the Note Agreements is hereby amended in its entirety so that the same shall henceforth read as follows:

               "Section 5.8. Fixed Charges Coverage Ratio. The Company will keep and maintain the ratio of Net Income Available for Fixed Charges to Fixed Charges for:

               (a) each period of four (4) consecutive fiscal quarters up to and including the fiscal quarter ending October 30, 1993, at not less than 1.25 to 1.00;

               (b) the fiscal quarter ending January 29, 1994, at not less than 1.25 to 1.00;


                                              1

               (c) Each period of four (4) consecutive fiscal quarters beginning with the period that ends with the first fiscal quarter of fiscal year 1994 to and including the period that ends with the fourth fiscal quarter of fiscal year 1994, at not less than
          1.10 to 1.00;

               (d) each period of four (4) consecutive fiscal quarters beginning with the period that ends with the first fiscal quarter of fiscal year 1995 to and including the period that ends with the fourth fiscal quarter of fiscal year 1995, at not less than
          1.175 to 1.00;

               (e) the fourth fiscal quarters of fiscal years 1994 and 1995, at not less than 1.25 to 1.00; and

               (f) each period of four (4) consecutive fiscal quarters beginning with the period that ends with the first fiscal quarter of fiscal year 1996, and thereafter, at not less than 1.25 to 1.00."

Section 1.2. Amendment of Section 6.1. Section 6.1(f) of each of the Note Agreements is hereby amended in its entirety so that the same shall henceforth read as follows:

               "(f)(i) the Company shall fail to observe or perform any covenant or agreement contained in subsection 5.6 through subsection 5.11 or subsection 6.2 or
          (ii) Consolidated Net Income for each of any two consecutive fiscal quarters during fiscal years 1994 or 1995 is a net loss and the loss reported for the second such consecutive fiscal quarter is greater than the loss reported for the first such fiscal quarter; or"


Section 2.  MISCELLANEOUS.

     Section 2.1. Representation by Company. The Company hereby represents to each of you that on the date hereof and after giving effect to this Amendment Agreement, no Default or Event of Default (as such terms are defined in the Note Agreements) has occurred and is continuing.

     Section 2.2. Execution in Counterparts. Two or more duplicate originals of this Amendment Agreement may be signed by the parties hereto, each of which shall be an original but all of which together shall constitute one and the same instrument. This Amendment Agreement may be executed in one or more counterparts and will be effective (as of the effective date set forth below), when at least one counterpart has been executed by the Company and the holders of at least 66 2/3% in aggregate principal amount of outstanding Notes, and each set of counterparts which, collectively, show execution by each such party shall constitute one duplicate original.

                                          2

     Section 2.3. Fees and Expenses. All fees and expenses relating to the subject matter of this Amendment Agreement, including, without limitation, all fees and expenses of special counsel to the holders of the Notes, shall be paid by the Company.

     Section 2.4. Governing Law. This Amendment Agreement shall be governed by and construed in accordance with Illinois law.

     Section 2.5. Captions. The descriptive headings of the various Sections or parts of this Amendment Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

     If this Amendment Agreement is satisfactory to you, please so indicate by signing the acceptance at the foot of a counterpart of this Amendment Agreement and return such counterpart to the Company, and upon receipt by the Company of counterparts of this Amendment Agreement executed by the holders of at least 66 2/3% in aggregate principal amount of outstanding Notes, each of the Note Agreements shall be amended as set forth above, but all other terms and provisions of the Note Agreements shall remain unchanged and are in all respects ratified, confirmed and approved. If and to the extent that any of the terms or provisions of the Note Agreements, as amended prior to the date hereof, are in conflict with or are inconsistent with any of the terms or provisions of this Amendment Agreement, this Amendment Agreement shall govern.

                                           3

This Amendment Agreement shall be effective as of February 1, 1994.


                              EDISON BROTHERS STORES, INC.

                              By /s/    Lee G. Weeks
                                        Its Executive Vice President


     Accepted and Agreed to:  PRINCIPAL MUTUAL LIFE INSURANCE COMPANY

                              By /s/    Dennis D. Ballard
                                        Its Counsel

                              By /s/    Clint Woods
                                        Its Counsel


                              CIGNA PROPERTY AND CASUALTY INSURANCE COMPANY

                              By CIGNA Investments, Inc.

                              By /s/    Claire M. Olstein
                                        Its Vice President

                              CONNECTICUT GENERAL LIFE INSURANCE COMPANY

                              By CIGNA Investments, Inc.

                              By /s/    Claire M. Olstein
                                        Its Vice President


                              CONNECTICUT GENERAL LIFE INSURANCE COMPANY,
                                on behalf of one or more separate accounts

                                By CIGNA Investments, Inc.

                                By /s/    Claire M. Olstein
                                          Its Vice President


                                LIFE INSURANCE COMPANY OF NORTH AMERICA


                                By CIGNA Investments, Inc.

                                By /s/    Claire M. Olstein
                                          Its Vice President


                                ALLSTATE LIFE INSURANCE COMPANY

                                By /s/    Patricia W. Wilson
                                          Its Authorized Signatory

                                By /s/    David E. McPherson
                                          Its Authorized Signatory


                                FARMLAND LIFE INSURANCE COMPANY

                                By /s/    Jeffrey G. Milburn
                                          Its Attorney-In-Fact


                                FINANCIAL HORIZONS LIFE INSURANCE COMPANY

                                By /s/    Jeffrey G. Milburn
                                          Its Vice President
                                          Corporate Fixed-Income Securities


                                NATIONWIDE LIFE INSURANCE COMPANY

                                By /s/    Jeffrey G. Milburn
                                          Its Vice President
                                          Corporate Fixed-Income Securities

                                WEST COAST LIFE INSURANCE COMPANY

                                By /s/    Jeffrey G. Milburn
                                          Its Attorney-In-Fact


                                WOODMEN OF THE WORLD LIFE INSURANCE SOCIETY

                                By /s/    Don L. Miller
                                          Assistant Vice President and
                                          Manager, Securities Department

                                By /s/    Michael J. Shay
                                          Its Portfolio Manager


                                GENERAL AMERICAN LIFE INSURANCE COMPANY

                                By /s/    Leonard M. Rubenstein
                                          Its Executive Vice President and
                                          Treasurer

                                ATWELL & CO., as nominee for Century Life
                                 of America

                                By /s/    Freddy Marinez
                                          Its Authorized Signature

                                ATWELL & CO., as nominee for CUNA
                                 Mutual Insurance Society

                                By /s/    Freddy Marinez
                                          Its Authorized Signature


                                NATIONAL LIFE INSURANCE COMPANY

                                By /s/    R. Scott Higgins
                                          Its Vice President


                                PROVIDENT MUTUAL LIFE INSURANCE
                                 COMPANY OF PHILADELPHIA

                                By
                                          Its


                                PROVIDENT MUTUAL LIFE AND ANNUITY
                                 COMPANY OF AMERICA

                                By
                                          Its

                                PROVIDENT MUTUAL LIFE INSURANCE COMPANY -
                                 CALIC

                                By
                                          Its


                                MODERN WOODMEN OF AMERICA

                                By /s/    Nick S. Coin
                                          Its Supervisor, Securities Division


                                GUARANTEE MUTUAL LIFE COMPANY

                                By /s/    Steven A. Scanlan
                                          Its Senior Investment Officer -
                                           Securities


                                WOODMEN ACCIDENT AND LIFE COMPANY

                                By /s/    M.F. Wilder
                                          Its Senior Vice President and
                                           Treasurer

                                              4

                                      SCHEDULE I
                                                       PRINCIPAL AMOUNT
     NAME OF                                           OF NOTES HELD
     REGISTERED HOLDER                                 BY SUCH HOLDER
     Principal Mutual Life Insurance Company           $35,000,000

     CIG & Co. (as nominee for Cigna Property and       $6,000,000
      Casualty Insurance Company)

     CIG & Co. (as nominee for Connecticut             $13,000,000
      General Life Insurance Company)

     CIG & Co. (as nominee for Connecticut              $6,000,000
      General Life Insurance Company, on behalf
      of one or more separate accounts)

     ZANDE & Co. (as nominee for Life Insurance         $5,000,000
           Company of North America)

     Allstate Life Insurance Company                   $25,000,000

     Farmland Life Insurance Company                      $500,000

     Financial Horizons Life Insurance Company          $2,000,000

     Nationwide Life Insurance Company                 $12,000,000

     West Coast Life Insurance Company                  $2,000,000

     Woodmen of the World Life Insurance Society       $10,000,000

     GALICO (as nominee of General American             $7,500,000
      Life Insurance Company)

     ATWELL & Co. (as nominee for Century Life          $3,000,000
           of America)

     ATWELL & Co. (as nominee for CUNA Mutual           $4,000,000
           Insurance Society)

     National Life Insurance Company                    $7,000,000

     Provident Mutual Life Insurance Company            $1,500,000
           of Philadelphia

     Provident Mutual Life and Annuity Company          $2,000,000
      of America

     Provident Mutual Life Insurance Company -          $1,500,000
      CALIC

     Modern Woodmen of America                          $3,000,000

     Guarantee Mutual Life Company                      $2,000,000

     Woodmen Accident and Life Company                  $2,000,000
